Exhibit 99.1
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
     The following unaudited pro forma consolidated financial data is intended to provide you with information about how the acquisition of Talbot (and related financing) might have affected the historical financial statements of the Company if it had been consummated at an earlier time. The following unaudited pro forma consolidated financial data does not necessarily reflect the financial position or results of operations that would have actually resulted had the acquisition occurred as of the dates indicated, nor should they be taken as necessarily indicative of the future financial position or results of operations of the Company.
     You should read the following summary consolidated financial information together with the other information included in our Annual Report on form 10-K, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes.
     The following table presents unaudited pro forma results of operations for the year ended December 31, 2007.
Validus Holdings, Ltd.
Condensed Consolidated Pro Forma Statement of Operations (unaudited)
For the year ended December 31, 2007
(expressed in thousands of U.S. dollars, except share amounts)

			Talbot
			Holdings Ltd.
	Historical Validus	Historical Talbot	accounting	Pro Forma Purchase	Pro Forma Finance	Pro Forma	Classification	Adjusted Pro Forma
	Holdings Ltd.	Holdings Ltd.	adjustments	adjustments	adjustments	Consolidated	Adjustment	Consolidated	Notes
Revenues
Gross premiums written	$988,637	$401,186	$—	$(11,875)	$—	$1,377,948	$—	$1,377,948	3	(c)
Reinsurance premiums ceded	(70,210)	(96,927)	—	11,875	—	(155,262)	8,429	(146,833)	3(c) 5	(a)

Net premiums written	918,427	304,259	—	—	—	1,222,686	8,429	1,231,115
Change in unearned premiums	(60,348)	(27,853)	—	—	—	(88,201)	—	(88,201)

Net premiums earned	858,079	276,406	—	—	—	1,134,485	8,429	1,142,914
Net investment income	112,324	19,881	—	—	—	132,205	—	132,205	4	(b)
Net realized losses on investments	1,608	(1,230)	—	—	—	378	—	378
Net unrealized (losses) gains on investments	12,364	—	—	—	—	12,364	—	12,364
Other income	3,301	2,165	—	—	—	5,466	—	5,466
Foreign exchange gains	6,696	1,182	—	—	—	7,878	—	7,878

Total revenues	994,372	298,404	—	—	—	1,292,776	8,429	1,301,205

Expenses
Losses and loss expense	283,993	144,841	(1,627)	—	—	427,207	—	427,207	2	(b)
Policy acquisition costs	134,277	61,466	—	—	—	195,743	—	195,743
General and administrative expenses	116,992	49,294	2,934	2,263	—	171,483	(8,599)	162,884	2(a), 2(b), 3(a), 3(b), 3(g), 3(h), 3(i), 5	(a)
Finance expenses	51,754	183	—	—	8,680	60,617	17,028	77,645	4(d), 5	(a)
Fair value of warrants issued	2,893	—	—	—	—	2,893	—	2,893

Total expenses	(589,909)	(255,784)	(1,307)	(2,263)	(8,680)	(857,943)	(8,429)	(866,372)

Income before taxes	404,463	42,620	(1,307)	(2,263)	(8,680)	434,833	—	434,833

Income tax credit	(1,467)	(1,194)	—	(42)	—	(2,703)	—	(2,703)	3	(g)

Net income	$402,996	$41,426	$(1,307)	$(2,305)	$(8,680)	$432,130	$—	$432,130

Earnings per share

Basic earnings per share	$6.19					$5.94		$5.94

Diluted earnings per share	$5.95					$5.71		$5.71

Weighted average number of common shares and common share equivalents outstanding
Basic	65,068,093			—	7,631,652	72,699,745		72,699,745	4(a), 4	(c)
Diluted	67,786,673			295,999	7,631,652	75,714,324		75,714,324	4(a), 4	(c)

1. Basis of Presentation
     The unaudited condensed consolidated pro forma financial information gives effect to the Talbot Acquisition (and related financing) as if it had occurred at January 1, 2007 for the purposes of the unaudited condensed consolidated pro forma statement of operations for the year ended December 31, 2007. The unaudited condensed consolidated pro forma financial information has been prepared by Validus’ management and is based on Validus’ historical consolidated financial statements and Talbot’s historical consolidated financial statements which have been prepared by Talbot. Certain amounts from Talbot’s historical consolidated financial statements have been reclassified to conform to the Validus presentation.
     This unaudited condensed consolidated pro forma financial information is prepared in conformity with US GAAP. The unaudited condensed consolidated pro forma statement of operations for year ended December 31, 2007 has been prepared using the following information:
     (a) Audited historical consolidated financial statements of Validus for the year ended December 31, 2007;
     (b) Unaudited historical consolidated financial information of Talbot for the six months ended June 30, 2007;
     (c) Such other supplementary information as considered necessary to reflect the acquisition in the unaudited condensed consolidated pro forma financial information.
     The unaudited condensed consolidated pro forma financial information should be read in conjunction with the historical consolidated financial statements of Validus for the years ended December 31, 2006 and 2007 included in our Annual Report on Form 10-K.
     The pro forma adjustments reflecting the acquisition of Talbot under the purchase method of accounting were based on certain estimates and assumptions. The unaudited condensed consolidated pro forma adjustments may be revised as additional information becomes available. The actual adjustments upon consummation of the acquisition and the allocation of the final purchase price of Talbot depended on a number of factors, including additional financial information available at the time, changes in values and changes in Talbot’s operating results between the dates of these unaudited condensed consolidated pro forma financial information and the effective date of the acquisition. Therefore, several adjustments differed from the pro forma adjustments and it is possible the differences may be material. Validus’ management believes that its assumptions provided a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro forma adjustments gave appropriate effect to those assumptions and were properly applied in the unaudited condensed consolidated pro forma financial information.
The unaudited condensed consolidated pro forma financial information does not include any financial benefits, revenue enhancements or operating expense efficiencies arising from the acquisition, except for option compensation expense and certain management fees charged by Talbot related parties to Talbot, all of which have been eliminated as a consequence of the completion of the acquisition. In addition, the unaudited condensed consolidated pro forma financial information does not include any additional expenses that may result from the Talbot acquisition.
     The unaudited condensed consolidated pro forma financial information is not intended to reflect the results of operations or the financial position that would have resulted had the acquisition and related financing been effected on the dates indicated or if the companies had been managed as one entity. For example, the unaudited pro forma results of operations for the year ended December 31, 2007 do not present adjustments to Historical Validus Holdings, Ltd. to reflect the $117,963 of net proceeds to be contributed to the capital of Validus Re.
2. Accounting Adjustments
     As noted above, certain amounts from Talbot’s historical consolidated financial statements have been adjusted to conform to the Validus presentation. Following is a summary of such adjustments:
     (a) Talbot defers a portion of its underwriter costs to deferred acquisition costs. Validus policy is to not allocate these costs. An adjustment was made to make Talbot’s policy consistent with Validus, which resulted in an adjustment to increase general and administrative expenses by $1,307 for the year ended December 31, 2007.
     (b) Talbot allocates a portion of its claims department costs to losses and loss expenses. Validus policy is to not allocate these costs. For the year ended December 31, 2007, an adjustment was made to make Talbot’s policy consistent with Validus, which resulted in an adjustment to decrease losses and loss expenses on the statement of operations by $1,627 and increase general and administrative expenses by $1,627.
3. Purchase adjustments
     Pursuant to the Share Sale Agreement, Validus paid consideration of approximately $382,176 to Talbot shareholders at the closing to acquire all of the outstanding shares of Talbot’s capital stock (including stock options, all of which were exercised prior to closing).
     In connection with the Talbot Acquisition, transaction costs estimated at $6,958 have been incurred and capitalized as part of total purchase price.
As discussed above, these pro forma purchase adjustments were based on certain estimates and assumptions made as of the date of the unaudited condensed consolidated pro forma financial information. The actual adjustments depended on a number of factors, including changes in the estimated fair value of net balance sheet assets and operating results of Talbot in the period before the effective date of the acquisition. These adjustments may be different from the adjustments made to prepare the unaudited condensed consolidated pro forma financial information and such differences may be material.

Purchase Price (in thousands)		Allocation of Purchase Price (in thousands)
Consideration paid to Talbot shareholders	$382,176	Total Purchase Price (A)	$389,134

Transaction costs	6,958	Talbot Shareholders' equity	$125,625

		Talbot Redeemable preferred shares	81,376
Total Purchase Price	$389,134	Talbot employee option exercise	8,673

		Other closing adjustments	(225)
		Accounting Adjustments	(3,264)

		Estimated Fair Value of Tangible Net
		Assets Acquired (B)	212,185

		Excess of total purchase price above
		estimated fair value of Tangible Net
		Assets acquired (A - B)	$176,949

     (a) Employees of Talbot held 8,337,500 options to purchase Talbot shares. These options were exercised immediately prior to the change in control. Upon exercising, these options resulted in accelerated option expense of $2,370, a tax benefit of $719, and payroll tax costs of $2,396. These costs and benefits have been eliminated on the pro forma income statement due to their non-recurring nature.
     (b) Represents the recognition of $176,949 of identifiable intangible assets and goodwill, comprised of:

Intangible asset — syndicate capacity	$92,139
Intangible asset — distribution network	31,155
Intangible asset — trademarks/brands	13,104

Total intangible assets	136,398
Goodwill	40,551

Total	$176,949

     The pro forma statements of operations reflect additional amortization expense of $2,213 for the period prior to acquisition. The distribution network and trademarks/brands acquired will be amortized over 10 years and are subject to impairment testing. The goodwill is indefinite and will be subject to annual impairment testing.
     Syndicate capacity (or stamp capacity) represents Talbot’s authorized premium income limit to write insurance business in the

Lloyd’s market. Talbot has owned 100% of Syndicate 1183 since 2002 and there are no third party tenure rights. The capacity is renewed annually at no cost to Talbot, but may be freely purchased or sold, subject to Lloyd’s approval. The ability to write insurance business under the syndicate capacity is indefinite with the premium income limit being set yearly by Talbot, subject to Lloyd’s approval. Therefore, as there is no cost in maintaining syndicate capacity (other than certain regulatory levies dependent on syndicate capacity) and it will continue indefinitely, it is considered to have an indefinite life, with the carrying value thereof being assessed annually based on current capacity limits.
     (c) A related party balance of $11,875 for the year ended December 31, 2007 representing reinsurance ceded to Validus by Talbot was eliminated from gross premiums written and reinsurance ceded.
     (d) Validus agreed to issue shares to Talbot employees in two pools. In the first pool of Validus shares, Validus agreed to issue 1,209,741 common shares to Talbot employees (the “Employee Seller Shares”). Upon consummation of the Talbot acquisition, these Employee Seller Shares were validly issued, fully-paid and non-assessable and entitled to vote and participate in distributions and dividends in accordance with the Validus Bye-laws. However, the Employee Seller Shares are subject to a restricted period during which the Employee Seller Shares will be subject to forfeiture (as implemented by repurchase by Validus for a nominal amount). Forfeiture of Employee Seller Shares will generally occur in the event that any such Talbot employee’s employment terminates, with certain exceptions, prior to the end of the restricted period. The restricted period will end for 25% of the Employee Seller Shares on each anniversary of the closing date for all Talbot employees receiving Employee Seller Shares other than Talbot’s Chief Executive Officer, such that after four years forfeiture will be completely extinguished. Under EITF 95-8 — “Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination,” the Employee Seller Shares represent a contingent consideration arrangement in which the payments are automatically forfeited if employment terminates and therefore are recorded as compensation expense for post-combination services rather than purchase price. The following table sets forth the schedule upon which the 1,209,741 Employee Seller Shares exit the restricted period:

First anniversary of the closing date	497,419 shares
Second anniversary of the closing date	237,441 shares
Third anniversary of the closing date	237,441 shares
Fourth anniversary of the closing date	237,440 shares

Total	1,209,741 shares

     Validus further agreed, as a second pool, to issue 652,174 common shares, valued at $15,000, to Talbot employees as part of their ongoing employment (the “Award Shares”). These Award Shares are subject to a restricted period and forfeiture over a four year period, with the restricted period only for 25% of the Award Shares per year on each anniversary of the closing date for all Talbot employees receiving Award Shares other than Talbot’s CEO whose Award shares will exit the restricted period over two years at 50% per year. In the event that the employment of any Talbot employee receiving Award Shares is terminated prior to the end of the restricted period, such employee’s shares will generally be subject to forfeiture. The Award Shares are recorded as compensation expense over the vesting period. The following table sets forth the schedule upon which the 652,174 Award Shares exit the restricted period:

First anniversary of the closing date	173,913 shares
Second anniversary of the closing date	173,913 shares
Third anniversary of the closing date	152,174 shares
Fourth anniversary of the closing date	152,174 shares

Total	652,174 shares

     For the period prior to acquisition, compensation expense of $4,730, payroll tax cost of $256 and tax benefit of $677 were recorded to reflect expenses recognized for the Employee Seller Shares and Award Shares, which are no longer subject to forfeiture after a four year period. The total effect on general and administrative expenses was $4,986.
     Anticipated future compensation expense related to the Employee Seller Shares and Award Shares is as follows:

	Employee Seller	Award
	Shares	Shares	Total
First year following the closing date	$11,440	$4,000		$15,440
Second year following the closing date	5,461	4,000		9,461
Third year following the closing date	5,461	3,500		8,961
Fourth year following the closing date	5,462	3,500		8,962

Total	$27,824	$15,000		$42,824

     (h) Expense of $2,213 for the period prior to acquisition was recorded to reflect amortization expense relating to the intangible assets recorded in purchase accounting. Anticipated future amortization expense related to the intangible assets is as follows:

	Distribution network	Trademarks/Brands	Total
First year following the closing date	$3,116	$1,310	$4,426
Second year following the closing date	3,116	1,310	4,426
Third year following the closing date	3,116	1,310	4,426
Fourth year following the closing date	3,116	1,310	4,426
Fifth year following the closing date	3,116	1,310	4,426
Sixth year following the closing date	3,116	1,310	4,426
Seventh year following the closing date	3,116	1,310	4,426
Eighth year following the closing date	3,116	1,310	4,426
Ninth year following the closing date	3,116	1,310	4,426
Tenth year following the closing date	3,111	1,314	4,425

Total	$31,155	$13,104	$44,259

     (i) Effective upon the closing, Talbot will no longer be obligated to pay annual management fees to Olympus or Black Diamond. Accordingly, expenses of $170 for the year ended December 31, 2007 have been eliminated.
     (j) The Company’s founders and sponsoring investors provided their insurance industry expertise, resources and relationships during the period ended December 31, 2005 to ensure that the Company would be fully operational with key management in place in time for the January 2006 renewal season. In return for these services the founders and sponsoring investors were issued warrants. The Warrants represent, in the aggregate, 12.0% of the fully diluted shares of the Company (assuming exercise of all options, Warrants and any other rights to purchase common shares) and are subject to adjustment such that the Warrants will continue to represent, in the aggregate, 12.0% of the fully diluted shares of the Company until such time as the Company consummates an initial public offering, amalgamation, merger or another such similar corporate event. Since the purchase of Talbot occurred prior to the initial public offering taking place, and to reflect the shares issued as Employee Seller Shares as well as the shares issued in lieu of cash consideration, 256,409 additional warrants will be issued to the founding shareholder and sponsoring investors to maintain the allocation at 12.0% of the fully diluted shares of the Company. Such additional warrants are reflected in the Pro Forma purchase adjustment column.
4. Financing adjustments
The financing for the Talbot Acquisition consisted of the placement of $200,000 of 2007 Junior Subordinated Deferrable Debentures and a common stock offering. On June 20, 2007, Validus Holdings, Ltd. executed a purchase agreement in respect of the 2007 Junior Subordinated Deferrable Debentures. Under the terms of the purchase agreement, the 2007 Junior Subordinated Deferrable Debentures carry a fixed rate of interest of 8.48% per annum for the first five years through and excluding June 15, 2012, and thereafter at a floating rate of three-month LIBOR plus 295 basis points, reset quarterly. The 2007 Junior Subordinated Deferrable Debentures mature on June 15, 2037, are redeemable at par at the Company’s option beginning June 15, 2012, and require us to make quarterly interest payments. The amount of net proceeds raised was $198,000.
     The unaudited condensed consolidated pro forma statements of operations reflect the impact of these financing arrangements. For purposes of presentation in the unaudited condensed consolidated pro forma financial information, the financing of the acquisition was as follows:
(Dollars in thousands)

Sources of funds
IPO proceeds	$335,388
Validus Holdings, Ltd. Common Stock issued to Talbot employees in lieu of cash consideration	424
2007 Junior Subordinated Deferrable Debentures	200,000

Total	$535,812

Uses of funds
Purchase price for Talbot shares	$382,176
Capital contribution to Validus Re	117,963
IPO expenses	23,715
Talbot Transaction costs	6,958
Aquiline Advisory Agreement termination fee	3,000
2007 Junior Subordinated Deferrable Debenture Fees	2,000

Total	$535,812

     The purchase price was allocated to balance sheet assets acquired (including identifiable intangible assets arising from the acquisition) and liabilities assumed based on their estimated fair value. The fair value adjustments to the Talbot historical consolidated balance sheet in connection with the acquisition are described above in Note 3.
     (a) The pro forma financing adjustments include funds raised as a result of the issuance of 15,244,888 shares of common stock at the $22.00 offering price. Net proceeds of $311,673 have been included as a Financing adjustment as a source of funds for the purchase of Talbot.
     (b) Pro forma investment income does not include any investment income on the $117,963 in proceeds retained by Validus or contributed to Validus Re in connection with the Offering. Annual investment income (based on the overall yield of 5.5%) would be $6,488.
     (c) Certain employees of Talbot elected to receive 18,415 shares of Validus common stock valued at $424 in lieu of cash.
     (d) The pro forma financing adjustments included funds raised as a result of the issuance of $200,000 of 2007 Junior Subordinated Deferrable Debentures. In June 2007, Validus Holdings, Ltd. issued the 2007 Junior Subordinated Deferrable Debentures. The 2007 Junior Subordinated Deferrable Debentures carry a fixed rate of interest of 8.48% per annum for the first five years through and excluding June 15, 2012, and thereafter at a floating rate of three-month LIBOR plus 295 basis points, reset quarterly. The 2007 Junior Subordinated Deferrable Debentures mature on June 15, 2037, are redeemable at par at the Company’s option beginning June 15, 2012, and require us to make quarterly interest payments. Interest of $8,480 for the period prior to acquisition has been included in finance expenses.
     Issuance costs of 1.0%, or $2,000 were also incurred in this transaction . These costs are amortized over the 5 year optional redemption period, and $400 has therefore been included in Finance Expenses on the pro forma statement of operations for the period prior to acquisition.
5. Classification adjustment
     Subsequent to the acquisition of Talbot, an additional accounting adjustment was noted to conform Talbot’s historical consolidated financial statements to the Validus presentation as follows:
     (a) The Talbot group’s underwriting at Lloyd’s is supported by capital provided both by the group and by external capital providers under Funds-at-Lloyds procurement and reinsurance agreements. Prior to the acquisition, Talbot accounted for these costs as reinsurance costs and general and administrative expenses. Under Validus’ accounting policy, these costs are classified as ‘Finance Expeses’ and amounts recorded in the six months ended June 30, 2007 have been reallocated from reinsurance premiums ceded ($8,429) and general and administrative expenses ($8,599) to Finance Expenses ($17,028).
6. Earnings per Common Share
     (a) Pro forma earnings per common share for the year ended December 31, 2007 have been calculated based on the weighted average number of common shares outstanding on a pro forma basis, as described in 6(b) below.
     (b) The pro forma weighted average number of common shares outstanding for the year ended December 31, 2007, after giving effect to the common stock offering, is 72,699,745 and 75,714,324, basic and diluted, respectively. The additional common stock was calculated using the $335,388 of new equity expected to be used for the acquisition divided by offering price of $22.00 per share or 15,244,888 shares.
     (c) The following table sets forth the computation of basic and diluted earnings per share for the year ended December 31, 2007:

Pro Forma
Consolidated
Net income available to common shareholders	$432,130

Weighted average shares — basic ordinary shares outstanding	72,699,745
Share equivalents
Warrants	1,896,779
Restricted Shares	827,820
Options	289,980

Weighted average shares — diluted	75,714,324

Basic earnings per share	$5.94

Diluted earnings per share	$5.71